UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2004

BearingPoint, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31451	22-3680505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1676 International Drive

McLean, VA 22102

(Address of principal executive offices)

Registrant’s telephone number, including area code (703) 747-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Company disclosed the information below in the “Introductory Note” to the Company’s Form 10-Q/A for the quarter ended September 30, 2004 (the “Amendment”), which was filed on November 19, 2004. The disclosure below does not contain any information that was not previously disclosed in the Amendment. This Form 8-K is being filed based on new Frequently Asked Questions regarding the Form 8-K provided by the Securities and Exchange Commission subsequent to filing the Amendment.

Subsequent to filing the Company’s Form 10-Q for the quarter ended September 30, 2004 (the “Original Filing”) and as a result of the Company’s internal processes, the Company discovered that an error was made with respect to the third quarter of 2004 that resulted in its accounts receivable being overstated by $92.9 million and its unbilled revenue being understated by $92.9 million. After discussion with its Audit Committee, on November 15, 2004, the Company concluded that the Company’s consolidated balance sheet as of September 30, 2004 and the consolidated statement of cash flows for the nine months ended September 30, 2004 contained in the Original Filing should no longer be relied upon as a result of the error. Accordingly, the Company filed the Amendment to correct the appropriate balance sheet and statement of cash flow items for the quarter ended September 30, 2004. The Audit Committee and the authorized officers of the Company have discussed with its independent registered public accountants the matters disclosed in this Form 8-K and in the Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BearingPoint, Inc.

Date: December 9, 2004	By:	/s/ David W. Black
David W. Black Executive Vice President, General Counsel and Secretary